Exhibit 10.6.5

MYRIAD PHARMACEUTICALS, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Agreement sets forth the terms of the incentive stock option (“ISO”) grant made by Myriad Pharmaceuticals, Inc. (the “Company”), a Delaware corporation having a principal place of business in Salt Lake City, Utah, to the individual specified in the Notice of Grant of Stock Option and Option Agreement of the Company (the “Employee”).

WHEREAS, in connection with the separation and spin-off of the Company from its parent, Myriad Genetics, Inc. (“MGI”) (the “Spin-Off Transaction”), the Company has entered into an Employee Matters Agreement with MGI, dated as of June     , 2009 (the “Employee Matters Agreement”) which provides for the treatment of options held by participants (the “Rollover Option-Holders”) in the Myriad Genetics, Inc. 2002 Amended and Restated Employee, Director and Consultant Stock Option Plan (the “MGI 2002 Plan”);

WHEREAS, the Company desires to issue to the Rollover Option Holders, options under the Myriad Pharmaceuticals, Inc. 2009 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), in accordance with the terms and conditions set forth in the Employee Matters Agreement, to purchase shares of the Company’s common stock, $0.01 par value per share (the “Shares”), under and for the purposes set forth in the Plan. Any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Employee each intend that the Option granted pursuant to these terms qualify as an ISO.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Option grant made to Employee shall be governed by the following terms:

1. GRANT OF OPTION

The Company irrevocably grants to the Employee the right and option to purchase all or any part of an aggregate number of Company Shares, as set forth in the Notice of Grant of Stock Option and Option Agreement and on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

2. PURCHASE PRICE

The purchase price of the Shares covered by the Option shall be at the price set forth in the Notice of Grant of Stock Option and Option Agreement and shall be subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made as provided in Section 5 hereof.

3. EXERCISE OF OPTION

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall vest in accordance with the schedule set forth in the Notice of Grant of Stock Option and Option Agreement. The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4. TERM OF OPTION

The Option shall terminate ten (10) years from the date of the original Option grant under the MGI 2002 Plan, as set forth in the Notice of Grant of Stock Option and Option Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five (5) years from the date of the Option grant, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than death or Disability or termination by the Employee’s employer for “cause” as defined below), the Option may be exercised within ninety (90) days after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the right to purchase Shares under this Agreement or the Plan has accrued and is in effect at the date of such cessation of employment.

In the event the Employee’s employment is terminated by the Company or an Affiliate for “cause,” the Employee’s right to exercise any unexercised portion the Option shall cease forthwith, and the Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute “cause,” then the Employee shall forthwith cease to have any right to exercise the Option, and the Option shall thereupon terminate.

“Cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Employee and the Company.

“Cause” is not limited to events which have occurred prior to an Employee’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to an Employee’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Employee’s termination the Employee engaged in conduct which would constitute cause, then the right to exercise any Option is forfeited.

Any definition in an agreement between the Employee and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Employee.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the date of such Disability or, if earlier, the term originally prescribed by the Option. In such event, the Option shall be exercisable:

(a)	to the extent that the right to purchase the Shares has accrued on the date the Employee becomes Disabled and is in effect as of the date of Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Employee not become Disabled prior to the end of the particular year. The proration shall be based upon the number of days of the accrual period during which the Employee was not Disabled.

In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall become fully exercisable as of the date of the death of the Employee and may be exercisable by the Employee’s Survivors within one (1) year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option.

5. METHOD OF EXERCISING OPTION

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or in accordance with procedures established by the Company for electronic exercise of the Option. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall be signed or otherwise authorized by the person or persons so exercising the Option in substantially the form prescribed by the Company. Such notice shall be accompanied by provision for payment of the full purchase price for such Shares. Payment of the purchase price for such Shares shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall deliver such Shares as soon as practicable after the notice shall be received: provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Employee and if Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

6. PARTIAL EXERCISE

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON-ASSIGNABILITY

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Employee’s lifetime, only by the Employee. Except as provided in the preceding sentence, the Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE

The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Employee and such Shares are fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS

Section 24 of the Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES

The Employee acknowledges that any income or other taxes due from him or her with respect to the Option or the Shares issuable pursuant to the Option shall be the Employee’s responsibility.

In the event of a Disqualifying Disposition (as defined in Section 14 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s wages, if any, or other remuneration, or as a condition of the exercise hereof, may require the Employee to pay the minimum statutory amount of federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on the exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

11. PURCHASE FOR INVESTMENT

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. NO OBLIGATION TO EMPLOY

The Company is not by the Plan or this Option or any other agreement obligated to continue the Employee as an employee of the Company.

13. OPTION IS AN ISO

The parties each intend that the Option be an ISO so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Code Section 422. Any provision of this Agreement or the Plan which conflicts with the Code so that the Option would not be deemed as ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Employee understands that the Company and any Affiliates are not responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-Qualified Option and not as an ISO. The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

14. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

15. NOTICES

Any Notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

To the Company:	To the Employee:

Myriad Pharmaceuticals, Inc. Chipeta Way Salt Lake City, UT 84108	At the Employees address set forth in the Notice of Grant of Stock Option and Option Agreement

or such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

16. GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware.

17. BENEFIT OF AGREEMENT

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto.

18. ENTIRE AGREEMENT

This Agreement, together with the Plan and the Notice of Grant of Stock Option and Option Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

19. MODIFICATIONS AND AMENDMENTS

The Terms and provisions of this Agreement may be modified or amended as provided in the Plan.

20. WAIVERS AND CONSENTS

The terms and provisions of this Agreement may be waived, or consent for departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.